Exhibit 99.5

PRELIMINARY PROXY

MERIDA MERGER CORP. I

641 Lexington Ave., 18th Floor

New York, NY 10022

(212) 818-8638

SPECIAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE Special Meeting TO BE HELD ON

[●], 2021

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals set forth herein, hereby acknowledges receipt of the proxy statement/consent solicitation statement/prospectus dated [●], 2021, in connection with the Special Meeting of stockholders of Merida Merger Corp. I (“Merida”) to be held at [●] a.m. ET on [●], 2021, which will be a virtual meeting held online at https://                     for the sole purpose of considering and voting upon the following proposals, and hereby appoints Peter Lee and Jeffrey Monat, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of Merida registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

The shares represented by THIS PROXY WILL BE VOTED AS DIRECTED herein. IF a signed and dated proxy is returned but NO DIRECTIONS ARE GIVEN, The shares represented by THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE MERIDA BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), “FOR” THE NASDAQ PROPOSAL (PROPOSAL 2), “FOR” THE CHARTER AMENDMENT PROPOSAL (PROPOSAL 3), “FOR” EACH OF THE GOVERNANCE PROPOSALS (PROPOSALS 4A THROUGH 4D), “FOR” THE DIRECTOR NOMINEE NAMED IN THE DIRECTOR ELECTION PROPOSAL (PROPOSAL 5), “FOR” THE INCENTIVE PLAN PROPOSAL (PROPOSAL 6), “FOR” THE ESPP PROPOSAL (PROPOSAL 7), “FOR” THE EARNOUT PLAN PROPOSAL (PROPOSAL 8) AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 9).

THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, THE NASDAQ PROPOSAL, THE CHARTER AMENDMENT PROPOSAL AND THE EARNOUT PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE MERGER.

PLEASE MARK, SIGN, DATE AND RETURN this PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to be held on [●], 2021.

This notice of Special Meeting of stockholders and the accompanying proxy statement/consent solicitation statement/prospectus are available at: [WEBSITE].

PROXY

1.

The Business Combination Proposal — to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 9, 2021 and amended on September 8, 2021 (as amended, the “Merger Agreement”), by and among Merida, Merida Merger Sub, Inc., a Washington corporation (“Merger Sub I”), Merida Merger Sub II, LLC, a Washington limited liability company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and Leafly Holdings, Inc., a Washington corporation (“Leafly”), and the transactions contemplated thereby (the “Business Combination”), including (a) the merger of Merger Sub I with and into Leafly (the “Initial Merger”), with Leafly being the surviving entity (the “Initial Surviving Company”) of the Initial Merger, (b) immediately following the Initial Merger and as part of the same overall transaction as the Initial Merger, the merger of the Initial Surviving Company with and into Merger Sub II (the “Final Merger” and, together with the Initial Merger, the “Mergers”), with Merger Sub II being the surviving entity of the Final Merger (the “Final Surviving Company”), and (c) the issuance of shares of common stock, par value $0.0001 per share, of Merida (“Common Stock”) to the securityholders of Leafly in the Initial Merger.

			FOR ☐	AGAINST ☐	ABSTAIN ☐
2.

The Nasdaq Proposal – to consider and vote upon a proposal, as required by the rules of the Nasdaq Stock Market, to approve (a) the issuance of shares of Common Stock in the Mergers in an amount greater than 20% of the number of shares of Common Stock outstanding before such issuances and (b) the issuance of shares of Common Stock resulting in a change of control of Merida.

			FOR ☐	AGAINST ☐	ABSTAIN ☐
3.		The Charter Amendment Proposal – to consider and vote upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation of Merida (the “Proposed Charter”).	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.		The Governance Proposals - to consider and vote upon, on a non-binding, advisory basis, the following material governance provisions in the Proposed Charter in accordance with SEC requirements:

	A.	Increase the number of shares of common stock that New Leafly is authorized to issue from 50,000,000 shares to 200,000,000 shares and increase the number of shares of preferred stock that Merida (or, after the completion of the transactions contemplated by the Merger Agreement, “New Leafly”) is authorized to issue from 1,000,000 shares to 5,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	B.	Require an affirmative vote of holders of at least two-thirds (66 2/3%) of the voting power of all of the then outstanding shares of voting stock following the consummation of the Mergers, voting together as a single class, to amend, alter, repeal or rescind certain provisions of the Proposed Charter related to the board of directors, special meetings, stockholder action by written consent, limitations on the liability of directors, the applicability of the doctrine of corporate opportunity, and amendments.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	C.	Eliminate the ability of stockholders to act by written consent	FOR ☐	AGAINST ☐	ABSTAIN ☐

	D.	Provide that special meetings of stockholders may only be called by the board of directors, chairman of the board, or chief executive officer of New Leafly, subject to the rights of the holders of any outstanding series of preferred stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.		The Director Election Proposal – to consider and vote upon a proposal to elect the director nominee identified below who will serve as a director of Merida until the 2024 annual meeting of stockholders, and until the nominee’s successor is duly elected and qualified, subject to the nominee’s earlier death, resignation, or removal:

	A.	Andres Nannetti	FOR ☐	WITHHOLD ☐

6.		The Incentive Plan Proposal – to consider and vote upon a proposal to approve the 2021 Equity Incentive Plan (the “2021 Plan”), which is an incentive compensation plan for employees and other service providers of New Leafly and its subsidiaries.	FOR ☐	AGAINST ☐	ABSTAIN ☐

7.		The ESPP Proposal – to consider and vote upon a proposal to approve the 2021 Employee Stock Purchase Plan (the “ESPP”), which provides for employees and other service providers of New Leafly and its subsidiaries, to purchase shares of Common Stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

8.		The Earnout Plan Proposal – to consider and vote upon a proposal to approve the Earnout Plan of New Leafly, which provides a mechanism for Participants to participate in the earnout pursuant to the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

9.		The Adjournment Proposal - to consider and vote upon a proposal to adjourn the special meeting to a later date or dates if it is determined by Merida and Leafly that additional time is necessary to complete the Mergers for any reason.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, sign, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. The shares represented by THIS PROXY WILL BE VOTED AS DIRECTED herein. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, The shares represented by THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Dated: _________________________ 2021

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

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